UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18 2023

Greenidge Generation Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40808	86-1746728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Rennell Drive, 3rd Floor Fairfield, Connecticut	06890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 718-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	GREE	Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2023, Greenidge Generation Holdings Inc. (the “Company”) terminated the employment of Terence Burke, the Company’s General Counsel, effective as of May 31, 2023. Mr. Burke’s termination of employment is not a result of a disagreement on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Burke’s termination of employment, and subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with the restrictive covenants applicable to Mr. Burke, Mr. Burke will be entitled to receive certain severance benefits pursuant to the terms of the Executive Employment Agreement by and between the Company and Mr. Burke, dated November 15, 2021, as disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2023.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 24, 2023	GREENIDGE GENERATION HOLDINGS INC.

	By:	/s/ David Anderson
David Anderson
Chief Executive Officer